Exhibit 99.7

Standard Pacific Corp.

Performance Share Award Agreement

This Performance Share Award Agreement (this “Agreement”) has been entered into as of this              day of                  200   by and between Standard Pacific Corp. (the “Corporation”) and «Full_Name» (the “Executive”). All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the Standard Pacific Corp. 2000 Stock Incentive Plan (the “Plan”).

1. Award. On                          , 200  , the Compensation Committee (the “Compensation Committee”) of the Corporation’s Board of Directors (the “Board”) granted the Executive a performance award (the “Award”) under Section 8 of the Plan. Pursuant to the terms of the Award, the Corporation shall issue the Executive shares of common stock of the Corporation (the “Common Stock”) based on a comparison of the Corporation’s return on equity to a target established by the Compensation Committee. The target number of shares of Common Stock to be issued pursuant to the Award is «Award» shares (the “Target”). No more than «Max» shares (the “Maximum”) of Common Stock may be issued pursuant to the Award.

2. Shares Issued Pursuant to the Award.

(a) The number of shares of Common Stock that shall be issued pursuant to the Award (the “Performance Shares”) shall be determined based on the Corporation’s actual Return on Equity (as defined in Section 2(c)) for the 200_ fiscal year (the “Actual Return on Equity”) as compared to its targeted Return on Equity (the “Targeted Return on Equity”). The Targeted Return on Equity shall be established by the Compensation Committee before the end of the first quarter of the 200_ fiscal year and shall be communicated to the Executive in writing. The Actual Return on Equity shall be calculated promptly after the Audit Committee of the Board approves the financial statements for the 200_ fiscal year (the “Determination Date”). If the Actual Return on Equity is 100% of the Targeted Return on Equity, the Executive may be issued the Target number of Performance Shares. For each 1% the Actual Return on Equity is either above or below the Targeted Return on Equity (i.e., Actual Return on Equity divided by Targeted Return on Equity), the number of Performance Shares that the Executive may be issued pursuant to the Award shall be increased or reduced by 1.5%; provided, however, that (i) in no event will more than the Maximum number of Performance Shares be issued and (ii) if the Actual Return on Equity is equal to or less than 70% of the Targeted Return on Equity, no Performance Shares will be issued.

(b) In the event a Change of Control occurs after                          , 200_ but prior to the Determination Date, the Executive shall immediately be issued that number of Performance Shares equal to the Target number of Performance Shares. Notwithstanding anything contained in Section 2(c), these Shares will be fully vested upon issuance.

(c) Except in the case a Change of Control occurs prior to the Determination Date, the Compensation Committee has the authority to reduce the number of Performance Shares issued pursuant to this Award by up to 25% of the Target number of Performance Shares based upon the Compensation Committee’s subjective evaluation of the effectiveness of the Corporation’s management during the 200_ fiscal year. Any adjustment must be made within ten business days of the Determination Date. The number of shares of

Common Stock issued pursuant to the Award following all determinations and adjustments, if any, shall be referred to as the “Shares.” The Shares shall automatically be issued on the eleventh business day following the Determination Date (the “Issue Date”) and shall be held in escrow by the Corporation until such Shares vest; provided, however, that no Shares will be issued if Executive has not been continuously employed by the Corporation from the date of the Award to the Issue Date.

(d) “Return on Equity” shall mean consolidated net income divided by average stockholders equity, each calculated in accordance with generally accepted accounting principles and consistent with the Corporation’s audited financial statements. Average stockholders equity shall mean (i) the sum of stockholders equity at the beginning of the calendar year plus stockholders equity at the end of each calendar quarter during the calendar year (ii) divided by five.

3. Vesting of Shares. One third of the Shares shall be vested immediately upon issuance. Upon each of the next two anniversaries of the Issue Date, one third of the Shares shall vest provided that the Executive has been continuously employed by the Corporation since the Issue Date. Shares that do not vest shall automatically be cancelled. Notwithstanding anything contained in this Agreement to the contrary, in the event a Change of Control occurs following the Determination Date but prior to the Issue Date, the Shares shall immediately be issued to the Executive and in the event a Change of Control occurs following the Determination Date, the Shares shall immediately vest in full.

4. Restrictions on Resale. Except as contemplated by Section 6, the Executive may not transfer the Shares until the earlier of (a)                      , 200_ [three years after grant date] or (b) the date the Executive’s employment with the Corporation terminates for any reason or no reason. The Corporation may impose the following restrictions, conditions and limitations to the timing and manner of any resales by the Executive or other subsequent transfers by the Executive of any Shares: (i) restrictions under an insider trading policy, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by the Executive and other security holders and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers. The Executive hereby acknowledges that, to the extent he or she is an “affiliate” of the Corporation (as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended) or to the extent that the Shares have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, the Shares are subject to, and the certificates representing the Shares shall be legended to reflect, certain trading restrictions under applicable securities laws (including particularly the Securities and Exchange Commission’s Rule 144), and the Executive hereby agrees to comply with all such restrictions and to execute such documents or take such other actions as the Corporation may require in connection with such restrictions including, without limitation, obtaining a legal opinion, in a form satisfactory to the Corporation, that such Shares will not be transferred other than in compliance with all applicable securities laws and regulations.

5. Escrow of the Shares.

(a) Shares Held by Corporation. Except as contemplated by Section 6, following the issuance of the Shares as contemplated by Section 2(c), the Shares will be held by the Corporation or its agent pending release following expiration of the restrictions on resale set forth in Section 4. The Corporation may cancel all or any portion of the Shares without further action by Executive if the Shares are forfeited or otherwise required to be transferred back to the Corporation pursuant to the terms of this Agreement.

(b) Release of Shares from Escrow. The Corporation will release the Shares to Executive as such Shares become free of the restrictions on resale set forth in Section 4; provided, that, Executive has paid to the Corporation an amount sufficient (or the Corporation has repurchased a sufficient number of Shares) to satisfy any taxes or other amounts required by any governmental entity to be withheld and paid over to such governmental entity for Executive’s account.

6. Tax Elections and Withholding.

(a) Acknowledgment. Executive acknowledges that he or she (i) has received tax advice from Executive’s own advisors and has not received, and is not relying upon, any tax representations or advice from the Corporation or any representative of the Corporation, and (ii) is obligated to satisfy in full any and all taxes and tax withholding requirements as may be applicable to the issuance of the Shares, if Executive makes an election pursuant to Section 83(b) of the Internal Revenue Code (in which case a Section 83(b) IRS tax election form must be delivered to the IRS and the Company within 30 days of the Issue Date), or the vesting of the Shares, if such an election is not made, regardless of any action the Corporation takes with respect to any tax withholding obligations that arise in connection with the Shares. The Corporation does not make any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Shares or the subsequent sale of Shares issuable pursuant to the Award. The Corporation does not commit and is under no obligation to structure the Award to limit the Executive’s tax liability.

(b) Payment of Withholding Taxes. Prior to any event in connection with the Performance Shares (e.g., vesting) that the Corporation determines may result in any domestic or foreign tax withholding obligation (whether national, federal, state or local, including any social security tax obligation), Executive shall pay the Corporation an amount (in each case, the “Tax Withholding Obligation”) equal to the amount the Company is required to withhold in each case (except that, for purposes of federal and state income tax, the withholding obligation shall be deemed to be the highest federal and state marginal tax rate irrespective of the actual withholding obligation) as follows:

(i) By Repurchasing Shares. Unless Executive timely elects to satisfy the Tax Withholding Obligation in accordance with Section 6(b)(ii) below, Executive shall be deemed to have instructed and authorized the Corporation to repurchase the whole number of Performance Shares (rounded up in the case of fractional shares) as the Corporation determines to be sufficient to satisfy the Tax Withholding Obligation. The number of Shares that will be repurchased by the Corporation to satisfy Executive’s Tax Withholding Obligation will be determined based upon the closing price of the Corporation’s common stock on the day the Tax Withholding Obligation arises (or if not a trading day on which the exchange listing the Corporation’s common stock is open, the immediately succeeding trading day). To the extent the value of the Shares repurchased exceeds Executive’s Tax Withholding Obligation (due to rounding up), the Corporation shall pay such excess cash to Executive through payroll or otherwise as soon as practicable. Notwithstanding the foregoing, if the Company at any time determines that it is undesirable for the Company to repurchase the Performance Shares, the Company may elect not to repurchase the Performance Share and in lieu thereof shall permit Executive to sell on the open market, consistent with the other provisions of this Agreement, the number of shares that would otherwise have been repurchased by the Company pursuant to this Section 6(b)(i).

(ii) By Other Payment. At any time not less than five (5) business days before any Tax Withholding Obligation arises (e.g., before a vesting date), Executive may notify the Corporation in writing of Executive’s election to pay such Tax Withholding Obligation by wire transfer, cash, certified cashiers’ check or other means permitted by the Corporation in its discretion. In such case, Executive shall satisfy his or her Tax Withholding Obligation by paying to the Corporation on such date as the Corporation shall specify an amount that the Corporation determines is sufficient to satisfy such Tax Withholding Obligation by (i) wire transfer to such account as the Corporation may direct, (ii) delivery of a certified cashiers’ check payable to Standard Pacific Corp., to Standard Pacific Corp., 15326 Alton Parkway, Irvine, California 92618, Attn: Secretary, or such other address as the Corporation may from time to time direct, or (iii) such other means as the Corporation may permit in its discretion. Executive agrees and acknowledges that on the date the Tax Withholding Obligation arises, the Corporation will determine the amount of the Tax Withholding Obligation and will notify Executive of such amount due. If Executive fails to deliver payment in accordance with this Section 6(b)(ii) to the Corporation in satisfaction of the Tax Withholding Obligation within five business days following such notice, the Tax Withholding Obligation shall be satisfied in the manner specified in Section 6(b)(i) above.

7. Deferred Compensation Election. Pursuant to the terms of the Corporation’s 2005 Deferred Compensation Plan (“Deferral Plan”), Executive may elect to defer receipt of all or any portion of the Shares (in accordance with the procedures and timeline established by the Company for electing deferral under the Deferral Plan); provided, that, Executive’s initial deferral under the Deferral Plan with respect to the Shares must be for a period of at least three (3) years. When Executive becomes eligible to receive the deferred Shares pursuant to the terms of the Deferral Plan, the Corporation shall have the option (in the Corporation’s sole discretion) to either issue the deferred Shares to the Executive or pay to Executive an equivalent amount in cash. Executive acknowledges that if he or she elects to defer receipt of the Shares as contemplated by this Section 7, he or she will not have any rights as a stockholder of the Corporation but will be credited an amount equal to the amount of any dividends that would have been paid had Executive elected to receive the Shares.

8. Non-transferability. The Executive shall not transfer, assign, encumber or otherwise dispose of the Award or any portion thereof.

9. Disputes. The Corporation’s goal is to quickly resolve any disputes that may arise with its employees. Therefore, the Executive and the Corporation agree that all disputes,

disagreements, claims or controversies which relate in any manner to this Agreement shall be resolved exclusively by final and binding arbitration before a single arbitrator who is a retired judge in accordance with the then existing Rules and Procedures of JAMS/Endispute (or, if JAMS/Endispute does not offer arbitration services in the applicable jurisdiction, in accordance with the then existing Rules and Regulations of the American Arbitration Association). The parties shall pay their own costs of arbitration; provided, however, that the Corporation shall pay the costs of arbitration if it is required to do so to make this arbitration provision enforceable. Any request for arbitration must be made within one-year of the date on which the dispute first arose (unless a longer period of time is required by law), or any right to bring a claim (in arbitration or otherwise) with respect to such dispute will be deemed waived by both parties. The parties shall be entitled to conduct adequate discovery and to obtain all remedies available to the parties as if the matter had been tried in court. The arbitrator shall issue a written decision which provides the findings and conclusions on which the award is based. The decision of the arbitrator shall be final and binding on all parties, and may be entered as a judgment by any party with any federal or state court of competent jurisdiction.

10. Plan and Other Agreements. The provisions of the Plan are incorporated into this Agreement by this reference. In the event of a conflict between the terms and conditions of this Agreement and the Plan, the Plan controls. Certain capitalized terms not otherwise defined herein are defined in the Plan. This Agreement and the Plan constitute the entire understanding between the Executive and the Corporation regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded.

11. Stockholder Rights. The Executive (individually or as a member of a group) shall not have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to this Agreement except as to any Shares issued to Executive pursuant to the Award. Except as set forth herein, following the issuance of any Shares to Executive (but excluding any shares deferred pursuant to Section 7 above) and during the period prior to vesting and the lapse of the restrictions on resale of the Shares, Executive will have all of the rights of a stockholder of the Corporation, including, without limitation, the right to vote and to receive all dividends or other distributions with respect to the Shares.

12. Not a Contract for Employment. Nothing in the Plan, in this Agreement or any other instrument executed pursuant to the Plan shall (a) confer upon the Executive any right to continue in the employ of the Corporation or any of its subsidiaries, (b) affect the right of the Corporation and each of its subsidiaries to terminate the employment of the Executive, with or without cause, or (c) confer upon the Executive and right to participate in any employee welfare or benefit plan or other program of the Corporation or any of its subsidiaries other than the Award under the Plan. The Executive hereby acknowledges and agrees that the Corporation and each of its subsidiaries may terminate the employment of the Executive at any time and for any reason, or for no reason, unless the Executive and the Corporation or such subsidiary are parties to a written employment agreement that expressly provides otherwise.

13. Notices. All notices, requests, demands and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

If to the Corporation to:	Standard Pacific Corp. 15326 Alton Parkway Irvine, California 92618 Attention: Secretary Facsimile No.: (949) 789-1608

If to the Executive, to the address or fax number set forth below the Executive’s signature on this Agreement.

14. Severability. In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

15. Headings. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

16. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement including, without limitation, delivery of such duly executed certificates, instruments and documents in furtherance of the transactions contemplated by this Agreement as such other party may reasonably request.

17. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

STANDARD PACIFIC CORP.

By:
Name:	Stephen J. Scarborough
Title:	Chairman & Chief Executive Officer

EXECUTIVE

Signature:

Name:	«Full_Name»
Address:	«Home_Address»

Facsimile No.:	«Fax_No»